UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
MBF HEALTHCARE ACQUISITION CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	22-3934207

(State of Incorporation or Organization)	(I.R.S. Employee Identification No.)

121 Alhambra Plaza, Suite 1100
Coral Gables, Florida	33134

(Address of principal executive offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c)., check the following box     ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d)., check the following box.     ☐
Securities Act registration statement file number to which this form relates: 333-135610
Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be registered	each class is to be registered
Units, consisting of one share of Common Stock, par value $0.0001 per share, and one Warrant	American Stock Exchange

Common Stock, par value $0.0001 per share	American Stock Exchange

Warrants	American Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered
     The securities to be registered hereby are the Units, Common Stock and Warrants of MBF Healthcare Acquisition Corp. (the “Registrant”). The description of the Units, Common Stock and Warrants is contained in the section entitled “Description of Our Capital Stock”, in the Registrant’s Registration Statement on Form S-1, File No. 333-135610, initially filed with the Securities and Exchange Commission on July 6, 2006, together with all amendments filed with respect thereto, (the “Registration Statement”). This information is incorporated herein by reference.

Item 2.	Index to Exhibits

Exhibit
Number	Description of Document
3.1*	Form of Amended and Restated Certificate of Incorporation
3.2*	By-Laws
4.1*	Specimen Unit Certificate
4.2*	Specimen Common Stock Certificate
4.3*	Specimen Warrant Certificates
4.4*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant

*	Incorporated by reference from the Company’s Registration Statement, on Form S-1, as amended, which is included herein by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MBF HEALTHCARE ACQUISITION CORP.
By:	/s/ Miguel B. Fernandez
Miguel B. Fernández
Chairman and Chief Executive Officer

Dated: April 4, 2007

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